Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) 333-127435 pertaining to the Staktek Holdings, Inc. 2003 Stock Option Plan;

2.	Registration Statement (Form S-8) 333-125853 pertaining to the Staktek Holdings, Inc. 2005 Employee Stock Purchase Plan; and

3.	Registration Statement (Form S-8) 333-133494 pertaining to the Staktek Holdings, Inc. 2006 Equity-Based Compensation Plan;

of our report dated February 15, 2006, with respect to the consolidated financial statements of Staktek Holdings, Inc. included in the Form 10-K/A Amendment No. 2 for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Austin, Texas

November 10, 2006